UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2007

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2785

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

(a) Termination of former President/CEO’s Employment Agreement

The Amended and Restated Employment Agreement between Jeffrey A. Ludrof and Erie Indemnity Company (the "Company"), dated as of December 12, 2005, (the "Employment Agreement") was terminated by the Post-Employment Agreement dated December 27, 2007, described in Item 5.02 below. Mr. Ludrof’s Employment Agreement, which was originally entered into in 1999, was previously filed (as amended and restated) with the Securities and Exchange Commission by the Company as Exhibit 99.2 to its Report on Form 8-K dated September 15, 2005.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Separation Agreement with former President/CEO

On August 1, 2007, the Company filed a Report on Form 8-K announcing that Jeffrey A. Ludrof was resigning as President and Chief Executive Officer and as a Director of the Company and each of its subsidiaries and related companies. Mr. Ludrof’s resignation from such positions was effective on August 8, 2007, the date that John J. Brinling, Jr. assumed the position of President and CEO on an interim basis while the Company’s Board of Directors conducts a search for a permanent replacement.

On December 27, 2007, the Company entered into a Post-Employment Agreement with Mr. Ludrof (the "Separation Agreement"), which provides for the resolution of all matters relating to Mr. Ludrof’s employment, including all obligations of the Company to Mr. Ludrof under the Employment Agreement (referred to in Item 1.02 (a) of this Report), the Company’s 1997 Long Term Incentive Plan (the "Pre-2004 LTIP"), the Company’s 2004 Long Term Incentive Plan (the "2004 LTIP"), Mr. Ludrof’s outstanding restricted stock unit awards, the Company’s Supplemental Executive Retirement Plan (the "SERP") and the Company’s Deferred Compensation Plan.

The Separation Agreement provides for the payment of separation pay to Mr. Ludrof of $4,543,900 in a single lump sum payment, which was paid to him (less required tax withholdings) on December 31, 2007.

In connection with his voluntary resignation from the Company, Mr. Ludrof agreed to a reduction in his SERP benefits of approximately $457,000. Under the Separation Agreement, the Company will pay to him on April 1, 2008, the amount of $3,040,900, plus a tax gross-up of approximately $2,018,000 on a portion of that amount, in full satisfaction of all of his benefits under the SERP.

The Separation Agreement also provides for a lump sum cash payment to Mr. Ludrof in an amount equal to Mr. Ludrof’s account under the Deferred Compensation Plan.

The Separation Agreement further provides that, upon his termination of employment, Mr. Ludrof vested in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which the Company will issue 11,149 shares of the Company’s Class A Common Stock (less required tax withholdings) to Mr. Ludrof over 2008 and 2009. With respect to performance based awards under the 2004 LTIP, the Separation Agreement provides that the performance period with respect to awards made to Mr. Ludrof for the 2005-2007, 2006-2008 and 2007-2009 performance periods will be treated as ending on December 31, 2007, and the Company will issue to Mr. Ludrof shares of the Company’s Class A Common Stock representing a pro rata portion of the earned award for each of those performance periods (less required tax withholdings).

Mr. Ludrof is also entitled to receive, for a period of three years, health and life insurance benefits upon substantially the same terms and conditions as existed immediately prior to the date he terminated his employment.

The Separation Agreement provides for a general release by Mr. Ludrof of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; an 18 month non-compete agreement; as well as an agreement by Mr. Ludrof to cooperate with the Company if his assistance is needed in connection with matters that arose while he was employed by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K.

All of the above payments, benefits and accelerated vesting were accrued in or prior to 2007, with the Company having recorded its share of additional expense in the 3rd and 4th quarters of 2007 of approximately $3,300,000, or $.03 per share, reflecting the above described payments and accelerated vesting under the Separation Agreement. The Company does not anticipate recognizing any additional significant expenses in connection with Mr. Ludrof’s departure.

(e) Amendment and Expiration of Employment Agreements with Senior Officers

The Company has substantially identical employment agreements with four of its senior officers (Philip A. Garcia, Executive Vice President and Chief Financial Officer; Thomas B. Morgan, Executive Vice President of Insurance Operations; Michael J. Krahe, Executive Vice President of Human Development and Leadership; and Douglas F. Ziegler, Senior Vice President, Treasurer and Chief Investment Officer), each of which had been amended in December of 2005, as more fully described in the Company’s Proxy Statement dated March 16, 2007 (the "Officer Employment Agreements"). Those senior officers first entered into their employment agreement on the following dates: Mr. Garcia – December 16, 1997; Mr. Morgan – December 15, 2002; Mr. Krahe – October 26, 2001; and Mr. Ziegler – December 15, 1999.

Each of the Officer Employment Agreements provides that its term will expire on December 11, 2008, unless earlier terminated.

In connection with its review of the Officer Employment Agreements for purposes of determining what changes were needed to comply with recently adopted changes to the Federal tax laws regarding deferred compensation, and in the context of structuring the former President/CEO’s separation arrangement, the Company’s Board of Directors decided that it will not renew or extend the term of the Officer Employment Agreements for these four senior officers nor replace them with new agreements. Accordingly, the Company and each of the four senior officers named above have entered into an Amendment and Payment Designation Agreement dated December 31, 2007, which (a) confirms that each of the Officer Employment Agreements will expire on December 11, 2008, unless sooner terminated, (b) confirms the continuation of the post expiration protection provided under the current Officer Employment Agreements (e.g. if the senior officer is terminated without cause or quits for good reason during the 36 months following the termination of his Officer Employment Agreement in December of 2008, he will be entitled to severance pay equal to two times his covered compensation plus two years of continued health benefits), and (c) sets a specific date and method of payment of SERP benefits (as required by the new tax rules on deferred compensation) by providing that each senior officer shall be paid his accrued and additional SERP benefits in a lump sum on December 12, 2008, with the Company also paying a tax gross-up on those amounts on behalf of each officer.

The exact lump sum amount that each senior officer will be paid for his SERP benefits in December of 2008 cannot be computed at this time because the final amounts depend on the officer’s compensation and the interest rate in effect at the time of payment. However, the Company’s current estimates of the SERP benefits and tax gross-ups payable in December of 2008 are as follows:

.................................Lump Sum SERP Payment...........Tax Gross-Up of Lump Sum

P. A. Garcia.......................................$1,980,800.........................................$1,314,404
T. B. Morgan.........................................440,020..............................................291,985
M. J. Krahe.........................................1,257,639..............................................743,035
D. F. Ziegler........................................1,131,608..............................................668,573

Upon payment of these SERP benefits, the four senior officers will not have any ongoing SERP benefits and will not participate in the Company’s SERP.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and Payment Designation Agreements dated December 31, 2007, between the Company and each of the four senior officers named above, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Report on Form 8-K.

Substantially all of the costs of the SERP payments and related tax gross-ups for these four senior officers had been charged to operations as of December 31, 2007. The Company’s percentage share of the SERP liabilities for these senior officers is currently expected to be approximately 40%. The Company does not anticipate recognizing any additional significant expenses in connection with those payments in 2008 or thereafter.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Post-Employment Agreement dated December 27, 2007, by and between Erie Indemnity Company and Jeffrey A. Ludrof

Exhibit 10.2 Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Philip A. Garcia

Exhibit 10.3 Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Thomas B. Morgan

Exhibit 10.4 Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Michael J. Krahe

Exhibit 10.5 Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Douglas F. Ziegler

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

January 3, 2008	By:	James J. Tanous

Name: James J. Tanous
Title: Executive Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Post-Employment Agreement dated December 27, 2007, by and between Erie Indemnity Company and Jeffrey A. Ludrof
10.2	Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Philip A. Garcia
10.3	Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Thomas B. Morgan
10.4	Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Michael J. Krahe
10.5	Amendment and Payment Designation Agreement dated December 31, 2007, by and between Erie Indemnity Company and Douglas F. Ziegler